Exhibit 99.1

STR HOLDINGS, INC. REPORTS SECOND QUARTER 2011 RESULTS

ENFIELD, Conn. — Aug 3, 2011 - STR Holdings, Inc. (NYSE: STRI) today announced financial and operating performance for the second quarter and six months ended June 30, 2011.

Second Quarter 2011 Financial Summary:

•                  Q2 diluted GAAP EPS of $0.23; Q2 diluted non-GAAP EPS of $0.30 in-line with guidance;

•                  Q2 consolidated net sales of $102.4 million, up 5.9% from prior year;

•                  Q2 Solar shipments down 13.5% sequentially; production down 17.5% sequentially;

•                  Q2 Solar gross margin of 34.7%, down 690 bps sequentially primarily due to unfavorable cost absorption;

•                  Q2 Quality Assurance sales of $30.7 million in-line with guidance.

Consolidated Financial Results

Consolidated net sales for the quarter ended June 30, 2011, rose 10.2% to $102.4 million, compared with $92.9 million in the first quarter of 2011 and rose 5.9% compared to $96.7 million in the second quarter of 2010.

Second quarter 2011 consolidated gross profit rose 1.5% to $33.9 million, compared with $33.4 million in the first quarter of 2011 and decreased 13.8% compared with $39.4 million in the second quarter of 2010.

Selling, general and administrative (SG&A) expense for the second quarter ended June 30, 2011, was $15.3 million, up from $14.6 million sequentially and $13.1 million year over year. This increase is primarily due to higher professional fees and labor expense.

Operating income for the second quarter of 2011 decreased 5.8% sequentially and 32.0% year over year to $17.5 million due to lower gross margin and higher SG&A and bad debt expenses.

Net earnings for the second quarter of 2011 were $9.7 million or $0.23 on a diluted EPS basis. This compared with net earnings of $10.8 million, or $0.26 per diluted share, for the first quarter of 2011 and $15.0 million, or $0.36 per diluted share for the second quarter of 2010.

Non-GAAP net earnings, which exclude the tax-effected impact of intangible asset amortization expense, non-cash stock-based compensation, amortization of deferred financing costs and secondary offering expense, for the second quarter of 2011 amounted to $12.7 million, or $0.30 per diluted share. This compared with non-GAAP net earnings of $13.9 million, or $0.33 per diluted share, for the first quarter of 2011 and $18.4 million, or $0.44 per diluted share for the second quarter of 2010.

Solar Segment

Solar’s net sales for the quarter ended June 30, 2011 were $71.7 million. This represents an increase of 7.0% from a year ago and 5.4% from the previous sequential quarter. The sales growth however, does not reflect the true sales pattern for the second quarter as a large number of shipments from the first quarter were recognized as revenue in the second quarter when they arrived at the customers’ destination. When looking at units shipped, second-quarter shipments decreased 13.5% sequentially and 1.5% year over year.

“The slowdown in global solar demand as a result of uncertainty in Italy’s feed-in-tariff policy and lower project IRRs across Europe impeded our Solar business’ growth in the second quarter of 2011,” said Dennis L. Jilot, STR’s Chairman, President and Chief Executive Officer. “The drop off in demand caused a substantial backlog of module inventories and as a result, our customers delayed their production in response to these industry dynamics, impacting demand for our product.”

Solar gross profit for the second quarter of 2011 was $24.9 million. This represents a decrease of 12.0% sequentially and 13.3% year over year. Sequentially, Solar production decreased 17.5%. This resulted in gross margin declining more than expected primarily due to unfavorable cost absorption associated with lower capacity utilization. Solar gross margin was 34.7%, a decrease of 690 basis points sequentially.

“The decline in our margin was primarily driven by unfavorable labor and fixed cost absorption associated with lower capacity utilization at some of our manufacturing facilities,” said Robert S. Yorgensen, President of STR Solar. “Looking forward, we are keenly focused on lowering our production costs and introducing new products that will enable us to grow our share by providing flexible price points and a range of product attributes.”

To address the change in the competitive landscape as a result of the rapidly-evolving solar market dynamics, the Company has revamped its product strategy to include a portfolio of differentiated products at various price and performance levels. These tailored products will continue to provide its customers with the high quality and long-term bankability of being STR ProtectedTM while enabling STR to grow its market share and help maintain its gross margin.

During the second quarter, STR Solar began the process of introducing a paperless product that will be available in all of the formulations it currently offers. The Company expects the savings generated from removing the cost of paper will allow the Company to sell this product at a lower price while protecting its gross margin. The Company believes this product will provide an option to certain module manufacturers who desire a less expensive solution in lieu of the increased throughput and improved yield afforded by our flagship products, but also want to retain the long-term quality benefits that STR’s encapsulants provide to their solar modules.

Additionally during the second quarter, STR Solar introduced a premium High-Light Transmission (HLT) encapsulant that broadens the spectrum of UV-light that reaches the module cell. This HLT formulation offers a strong value proposition as it can enhance a module’s output by as much as 1%.

Quality Assurance Segment

For the second quarter of 2011, Quality Assurance’s (QA) net sales of $30.7 million were in line with guidance. This represents a 3.6% increase from a year ago and 23.0% increase sequentially. This growth is driven by STR QA’s Responsible Sourcing and STR-Registrar business units and higher testing and inspection in the Asia Pacific region.

Mr. Jilot stated, “I am absolutely delighted with our QA’s performance this quarter. In addition to its sales growth, it has added one of the world’s premier consumer businesses as its client. Once we complete our initial ramp with this client, they have the potential to be one of our largest Quality Assurance accounts going forward.”

QA gross margin for the second quarter was 29.4%. This represents an 884 bps increase from the first quarter of 2011 as QA exited its seasonally slowest quarter. Compared to a year ago, QA gross margin is down 656 bps due to an unfavorable mix shift from product testing to inspection and auditing net sales, which has incremental labor and travel expense.

Business Outlook

“While we believe there is still a backlog of inventory in the channel, much of the uncertainty in Italy and Germany has been resolved. Continuing module ASP declines and higher project IRRs should stimulate end user demand toward the end of the third quarter when the excess inventories have cleared,” said Barry A. Morris, STR’s Executive Vice President and Chief Financial Officer. “Additionally, we believe there will be a strong pull-in effect during the fourth quarter ahead of the January 2012 feed-in-tariff reduction in Germany.”

Based on the above, the Company today provided guidance for the third quarter and updated its full-year 2011 guidance as follows:

Quarter ending September 30, 2011	Low	High
Solar net sales	$51	$57
Quality Assurance net sales	31	33
Total net sales	$82	$90

Diluted non-GAAP EPS	$0.17	$0.21

Year ending December 31, 2011	Low	High
Solar net sales	$261	$275
Quality Assurance net sales	120	123
Total net sales	$381	$398

Diluted non-GAAP EPS	$1.12	$1.22

Second-Quarter Conference Call and Presentation

The Company will discuss its financial results and guidance in a conference call today at 4:30 p.m. ET.  A live webcast of the conference call and presentation will be available through the Investor Relations section of the Company’s website at www.strholdings.com. Investors accessing the live call by phone from the U.S. should dial 866-277-1182 and enter passcode: 22126513.  Those calling from outside the U.S. should dial 617-597-5359 and use the same passcode. A telephone replay will be available approximately two hours after the call concludes through Wednesday, August 10, 2011 by dialing 888-286-8010 from the U.S., or 617-801-6888 from international locations, and entering passcode: 43139243. The webcast and presentation will be archived on the Company’s website for one year.

About STR Holdings, Inc.

STR Holdings, Inc. is a leading global provider of high quality, superior performance solar encapsulants to the photovoltaic module industry. It is also one of the world’s leading providers of consumer product quality assurance testing, audit, inspection and responsible sourcing services, which help ensure that suppliers and retailers have the highest level of confidence in the quality and safety of their products and in the social standards of the supply chain producing them. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances.  However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this release, the Company faces risks and uncertainties that include, but are not limited to, the following: (i) rising commodity costs, such as resin or paper used in its encapsulants, and its ability to successfully manage any increases in these commodity costs; (ii) the Company’s dependence on a limited number of third-party suppliers for raw materials for its encapsulants and materials used in its processes; (iii) demand for solar energy in general and solar modules in particular; (iv) the timing and effects of the implementation of recently announced government incentives and policies for renewable energy, primarily in China and the United States; (v) the effects of the announced reductions to solar incentives in Germany and Italy; (vi) customer concentration in the Company’s Solar business and its relationships with key customers; (vii) the Company’s ability to protect its intellectual property; (viii) pricing pressures and other competitive factors; (ix) operating new manufacturing facilities and increasing production capacity at existing facilities; (x) the Company’s reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xi) potential product performance matters, product liability or professional liability claims and its ability to manage them; (xii) loss of professional accreditations and memberships; (xiii) the extent and duration of the current downturn in the global economy, including the timing of expected economic recovery in the United States and abroad and the continuing effects of the ongoing recession on sales; (xiv) the impact negative credit markets may have on the Company or its customers or suppliers; (xv) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xvi) maintaining sufficient liquidity in order to fund future profitable growth and long-term vitality; (xvii) the extent to which the Company may be required to write off accounts receivable or inventory; (xviii) outcomes of litigation and regulatory actions; and (xix) other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in the Company’s filings which are available on www.sec.gov or www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Controller and Principal Accounting Officer

(860) 758-7325

joseph.radziewicz@strus.com

or

ICR, Inc.

Gary Dvorchak, CFA

Senior Vice President

Investor Relations Consultant

(310) 954-1123

Gary.Dvorchak@icrinc.com

STR Holdings, Inc.

CONDENSED CONSOLIDATED INCOME STATEMENTS

All amounts in thousands except shares and per share amounts

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales - Solar	$71,677	$66,997	$139,655	$121,808
Net sales - Quality Assurance	30,712	29,657	55,671	54,619
Total net sales	102,389	96,654	195,326	176,427

Cost of sales - Solar	46,799	38,306	86,492	69,760
Cost of sales - Quality Assurance	21,679	18,988	41,503	37,216
Total cost of sales	68,478	57,294	127,995	106,976

Gross profit	33,911	39,360	67,331	69,451

Selling, general and administrative expenses	15,316	13,096	29,872	29,065
Bad debt expense	1,144	634	1,467	743
Earnings on equity-method investments	(13)	(54)	(8)	(73)

Operating income	17,464	25,684	36,000	39,716

Other expense	(3,042)	(2,556)	(5,528)	(5,586)
Earnings before income tax expense	14,422	23,128	30,472	34,130
Income tax expense	4,712	8,102	9,922	11,344
Net earnings	$9,710	$15,026	$20,550	$22,786

Basic and diluted earnings per share:
Basic	$0.24	$0.37	$0.50	$0.57
Diluted	$0.23	$0.36	$0.49	$0.55

* Non-GAAP earnings per share:
Basic	$0.31	$0.46	$0.65	$0.77
Diluted	$0.30	$0.44	$0.63	$0.75

Weighted-average common shares outstanding:
Basic	40,882,026	40,273,457	40,821,482	40,218,559
add: dilutive effect of stock options	719,030	998,946	845,263	745,163
add: dilutive effect of restricted common stock	411,218	782,587	462,439	779,446
Diluted	42,012,274	42,054,990	42,129,184	41,743,168

* Please refer to the reconciliation of Non-GAAP measures included in this release.

STR Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in thousands

	June 30, 2011	December 31, 2010
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$95,377	$106,630
Accounts receivable, net	57,856	43,308
Inventories	44,716	31,452
Other current assets	15,161	14,139
Total current assets	213,110	195,529

Property, plant and equipment, net	84,959	73,259
Intangible assets, net	422,267	428,019
Other noncurrent assets	5,897	6,039
Total assets	$726,233	$702,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1,850	$1,850
Other current liabilities	44,870	49,615
Total current liabilities	46,720	51,465

Long-term debt, less current portion	235,750	236,675
Other long-term liabilities	88,626	86,666
Total liabilities	371,096	374,806

STOCKHOLDERS’ EQUITY
Stockholders’ equity	355,137	328,040
Total liabilities and stockholders’ equity	$726,233	$702,846

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

All amounts in thousands

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net earnings	$9,710	$15,026	$20,550	$22,786
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	3,617	3,400	7,170	6,282
Amortization of intangibles	2,876	2,876	5,752	5,752
Amortization of deferred financing costs	331	331	663	663
Stock-based compensation expense	1,270	1,383	2,541	5,174
Unrealized gain on interest rate swap	—	(1,446)	—	(2,662)
Earnings on equity-method investments	(13)	(54)	(8)	(73)
Loss on disposal of property, plant and equipment	8	11	9	10
Provision for bad debt expense	1,144	634	1,467	743
Provision for deferred taxes	49	(20)	113	1,027
Changes in operating assets and liabilities	(15,189)	(12,322)	(36,380)	(16,641)
Net cash provided by operating activities	3,803	9,819	1,877	23,061

INVESTING ACTIVITIES	(10,762)	(3,441)	(16,528)	(6,578)

FINANCING ACTIVITIES	(351)	(903)	(252)	(2,547)

Effect of exchange rate changes on cash	1,460	(2,201)	3,650	(3,551)
Net (decrease) increase in cash and cash equivalents	(5,850)	3,274	(11,253)	10,385
Cash and cash equivalents, Beginning of period	101,227	76,260	106,630	69,149
Cash and cash equivalents, End of period	$95,377	$79,534	$95,377	$79,534

* Free cash flow	$(6,965)	$6,378	$(14,657)	$16,471

* Please refer to the reconciliation of Non-GAAP measures included in this release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

All amounts in thousands except shares and per share amounts

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-GAAP Earnings Per Share
Net earnings	$9,710	$15,026	$20,550	$22,786
Add:
Amortization of intangibles	2,876	2,876	5,752	5,752
Amortization of deferred financing costs	331	331	663	663
Stock-based compensation expense	1,270	1,383	2,541	5,174
Secondary offering expense	—	341	—	534
Tax effect of non-GAAP adjustments	(1,466)	(1,519)	(2,934)	(3,743)
Non-GAAP net earnings	$12,721	$18,438	$26,572	$31,166

Non-GAAP earnings per share:
Basic	$0.31	$0.46	$0.65	$0.77
Diluted	$0.30	$0.44	$0.63	$0.75

Weighted-average common shares outstanding:
Basic	40,882,026	40,273,457	40,821,482	40,218,559
add: dilutive effect of stock options	719,030	998,946	845,263	745,163
add: dilutive effect of restricted common stock	411,218	782,587	462,439	779,446
Diluted	42,012,274	42,054,990	42,129,184	41,743,168

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow
Cash flow from operations	$3,803	$9,819	$1,877	$23,061
Less:
Capital expenditures	(10,768)	(3,441)	(16,534)	(6,590)
Free cash flow	$(6,965)	$6,378	$(14,657)	$16,471

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses two non-GAAP financial measures called non-GAAP earnings per share (EPS) and free cash flow. The Company defines non-GAAP EPS as net earnings not including the tax effected impact of amortization of deferred financing costs, stock-based compensation, intangible asset amortization expense and secondary offering expense divided by the weighted-average common shares outstanding. It should be noted that diluted weighted-average common shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and non-GAAP diluted EPS. Free cash flow is defined as cash flow from operations less capital expenditures. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.

Management believes that non-GAAP EPS provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current-period results with those of prior periods as well as with its peers. Limitations of using non-GAAP EPS is that it does not reflect actual operating performance as it excludes certain material expenses as noted above. Because of these limitations, management does not view non-GAAP EPS in isolation and also uses other measures, such as net earnings, net sales, gross margin and operating income, to measure operating performance.

The Company believes free cash flow is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating our business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period.

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

All amounts in thousands

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net earnings	$9,710	$15,026	$20,550	$22,786
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	3,617	3,400	7,170	6,282
Amortization of intangibles	2,876	2,876	5,752	5,752
Amortization of deferred financing costs	331	331	663	663
Stock-based compensation expense	1,270	1,383	2,541	5,174
Unrealized gain on interest rate swap	—	(1,446)	—	(2,662)
Earnings on equity-method investments	(13)	(54)	(8)	(73)
Loss on disposal of property, plant and equipment	8	11	9	10
Provision for bad debt expense	1,144	634	1,467	743
Provision for deferred taxes	49	(20)	113	1,027
Changes in operating assets and liabilities	(15,189)	(12,322)	(36,380)	(16,641)
Net cash provided by operating activities	3,803	9,819	1,877	23,061

INVESTING ACTIVITIES	(10,762)	(3,441)	(16,528)	(6,578)

FINANCING ACTIVITIES	(351)	(903)	(252)	(2,547)

Effect of exchange rate changes on cash	1,460	(2,201)	3,650	(3,551)
Net (decrease) increase in cash and cash equivalents	(5,850)	3,274	(11,253)	10,385
Cash and cash equivalents, Beginning of period	101,227	76,260	106,630	69,149
Cash and cash equivalents, End of period	$95,377	$79,534	$95,377	$79,534

* Free cash flow	$(6,965)	$6,378	$(14,657)	$16,471

* Please refer to the reconciliation of Non-GAAP measures included in this release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

All amounts in thousands except shares and per share amounts

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-GAAP Earnings Per Share
Net earnings	$9,710	$15,026	$20,550	$22,786
Add:
Amortization of intangibles	2,876	2,876	5,752	5,752
Amortization of deferred financing costs	331	331	663	663
Stock-based compensation expense	1,270	1,383	2,541	5,174
Secondary offering expense	—	341	—	534
Tax effect of non-GAAP adjustments	(1,466)	(1,519)	(2,934)	(3,743)
Non-GAAP net earnings	$12,721	$18,438	$26,572	$31,166

Non-GAAP earnings per share:
Basic	$0.31	$0.46	$0.65	$0.77
Diluted	$0.30	$0.44	$0.63	$0.75

Weighted-average common shares outstanding:
Basic	40,882,026	40,273,457	40,821,482	40,218,559
add: dilutive effect of stock options	719,030	998,946	845,263	745,163
add: dilutive effect of restricted common stock	411,218	782,587	462,439	779,446
Diluted	42,012,274	42,054,990	42,129,184	41,743,168

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow
Cash flow from operations	$3,803	$9,819	$1,877	$23,061
Less:
Capital expenditures	(10,768)	(3,441)	(16,534)	(6,590)
Free cash flow	$(6,965)	$6,378	$(14,657)	$16,471

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses two non-GAAP financial measures called non-GAAP earnings per share (EPS) and free cash flow. The Company defines non-GAAP EPS as net earnings not including the tax effected impact of amortization of deferred financing costs, stock-based compensation, intangible asset amortization expense and secondary offering expense divided by the weighted-average common shares outstanding. It should be noted that diluted weighted-average common shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and non-GAAP diluted EPS. Free cash flow is defined as cash flow from operations less capital expenditures. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.

Management believes that non-GAAP EPS provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current-period results with those of prior periods as well as with its peers. Limitations of using non-GAAP EPS is that it does not reflect actual operating performance as it excludes certain material expenses as noted above. Because of these limitations, management does not view non-GAAP EPS in isolation and also uses other measures, such as net earnings, net sales, gross margin and operating income, to measure operating performance.

The Company believes free cash flow is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating our business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period.